UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 14, 2010
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.05	Costs Associated with Exit or Disposal Activities

On June 14, 2010, the Board of Directors of The Hershey Company (the “Company”) unanimously approved project Next Century as part of the Company’s ongoing efforts to create an advantaged supply chain and competitive cost structure.  The Next Century capital investment includes a $200 million to $225 million plant expansion of the Company’s West Hershey facility and approximately $50 million to $75 million in distribution and administrative facilities located in Hershey, Pennsylvania.  This investment will create a more cost-effective, efficient supply chain that will enable the Company to continue to produce the world’s best chocolate for years to come.  The program grew out of the Company’s previously announced supply chain assessment.

As part of the project, production will transition from the Company’s century-old facility at 19 East Chocolate Avenue in Hershey, Pennsylvania, to a planned expansion of the West Hershey facility, which was built in 1992. Production from the 19 East Chocolate Avenue plant, as well as a portion of the workforce, will be relocated to the West Hershey facility.  This change is expected to result in the reduction of approximately 500 to 600 jobs as investments in technology and automation result in enhanced efficiency in the new building. The Company will continue to occupy a significant portion of office space within the historical 19 East Chocolate Avenue facility, including consolidating several local headquarters offices into the vacated space.

The Company estimates that the Next Century program will incur pre-tax charges and non-recurring project implementation costs of $140 million to $170 million over the next three years. This estimate includes charges related to employee separation costs of $55 million to $65 million, plant closure expenses of $45 million to $50 million, net impairment of fixed assets charges of $35 million to $45 million and contract termination costs of $5 million to $10 million.  The cash portion of the total charge is estimated to be $95 million to $110 million, including project implementation and start-up costs.  Total capital expenditures related to the program are expected to be $250 million to $300 million.  At the conclusion of the program in 2014, ongoing annual savings are expected to be approximately $60 million to $80 million.  The expected timing of events and estimated costs and savings are provided in the table below.

The Hershey Company Project “Next Century” Expected Timing of Costs and Savings ($ millions)
	2010			2011			2012			2013			2014
Realignment Charges:
Cash	$20	to	$25	$35	to	$40	$20	to	$25	-		-	-		-
Non-Cash	$25	to	$30	$15	to	$20	$5	to	$10	-		-	-		-

Project Management and Start-up Costs	Approx. $5			Approx. $5			Approx. $10			-		-	-		-

Total “Next Century” Realignment
Charges & Costs	$50	to	$60	$55	to	$65	$35	to	$45	-		-	-		-

“Next Century” Capital Expenditures	$50	to	$60	$100	to	$120	$80	to	$95	$20	to	$25	-		-
“Ongoing” Hershey Capital Expenditures	$140	to	$150	$140	to	$150	$140	to	$150	$140	to	$150	$140	to	$150

Total Hershey Company
Capital Expenditures	$190	to	$210	$240	to	$270	$220	to	$245	$160	to	$175	$140	to	$150

Total Hershey Company Depreciation and Amortization Expense (excluding accelerated Depreciation and Amortization)	$175	to	$185	$175	to	$185	$175	to	$185	$175	to	$185	$175	to	$185

“Next Century” projected savings:
Annual	-		-	$10	to	$15	$15	to	$20	$30	to	$35	$5	to	$10
Cumulative	-		-	$10	to	$15	$25	to	$35	$55	to	$70	$60	to	$80

Item 8.01	Other Events

The Company expects 2010 net sales to increase 6 to 7 percent, including an approximate one point benefit from foreign currency exchange rates.  Reported gross margin, reported income before interest and income taxes ("EBIT") margin and reported earnings per share-diluted will be impacted in 2010 by accelerated depreciation and other costs related to the start-up of project Next Century.  As a result, full year reported earnings per share-diluted, including project Next Century charges of $0.14 to $0.16 per share-diluted, is expected to be in the $2.31 to $2.38 range.  The Company expects to achieve adjusted gross margin and adjusted EBIT margin expansion that will result in adjusted earnings per share-diluted in the $2.47 to $2.52 range, an increase of low-to-mid-teens, on a percentage basis, versus 2009.  Operational savings from project Next Century will not begin to be realized until very late 2011 and will be fully achieved in 2014

Note:  In this Item 8.01, Hershey references income measures which are not in accordance with U.S. generally accepted accounting principles (“GAAP”) because they exclude business realignment and impairment charges.  These non-GAAP financial measures are used in evaluating results of operations for internal purposes.  These non-GAAP measures are not intended to replace the presentation of financial results in accordance with GAAP.  Rather, the Company believes exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations.

In 2009, the Company recorded GAAP charges, including non-cash pension settlement charges, of $99.1 million, or $0.27 per share-diluted, attributable to the Global Supply Chain Transformation (“GSCT”) program instituted in 2007.  Except for possible non-cash pension settlement charges, the Company does not expect any significant charges related to the GSCT program in 2010.

In 2010, the Company expects to record total GAAP charges of about $50 million to $60 million, or $0.14 to $0.16 per share-diluted, attributable to project Next Century.

Below is a reconciliation of GAAP and non-GAAP items to the Company’s 2009 and projected 2010 adjusted earnings per share-diluted:

	2009	2010 (Projected)

Reported EPS-Diluted	$1.90	$2.31 - $2.38

Total Business Realignment and Impairment Charges	$0.27	$0.14 - $0.16

Adjusted EPS-Diluted *	$2.17	$2.47 - $2.52

*Excludes business realignment and impairment charges.

Safe Harbor Statement

This report contains statements that are forward-looking.  These statements are made based upon current expectations that are subject to risk and uncertainty. Actual results may differ materially from those contained in the forward-looking statements.  Factors that could cause results to differ materially include, but are not limited to: issues or concerns related to the quality and safety of our products, ingredients or packaging; changes in raw material and other costs; market demand for our new and existing products; increased marketplace competition; selling price increases, including volume declines associated with pricing elasticity; disruption to our supply chain; failure to successfully execute acquisitions, divestitures and joint ventures; changes in governmental laws and regulations, including taxes; political, economic, and/or financial market conditions; risks and uncertainties related to our international operations; disruptions, failures or security breaches of our information technology infrastructure; the impact of future developments related to the investigation by government regulators of alleged pricing practices by members of the confectionery industry, including risks of subsequent litigation or further government action; pension cost factors, such as actuarial assumptions, market performance and employee retirement decisions and funding requirements; the ability to implement our supply chain realignment initiatives within the anticipated timeframe in accordance with our cost estimates and our ability to achieve the expected ongoing annual savings from these initiatives; and such other matters as discussed in our Annual Report on Form 10-K for 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  June 15, 2010

THE HERSHEY COMPANY
By: /s/ Humberto P. Alfonso
Humberto P. Alfonso, Senior Vice President Chief Financial Officer